UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 5, 2019

Curis, Inc.

(Exact name of registrant as specified in charter)

Delaware	000-30347	04-3505116
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Maguire Road, Lexington, MA	02421
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 503-6500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 per share	CRIS	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On December 5, 2019, Curis, Inc. (the “Company”) entered into a Lease Agreement (the “Lease Agreement”), with 128 Spring Street Lexington, LLC (the “Landlord”) pursuant to which the Company has agreed to lease 21,772 square feet of property located on the 500 Level of C Building to be used for office, research and laboratory space (the “Leased Premises”) located at 128 Spring Street in Lexington, Massachusetts. The Company intends to move all of its operations currently conducted at 4 Maguire Road, Lexington, Massachusetts to the Leased Premises.

Under the terms of the Lease Agreement, the Landlord has agreed to make certain leasehold improvements to the Leased Premises to suit the Company’s use (the “Improvements”). The term of the Lease Agreement commences on the date that the Improvements are completed and a signed-off building permit or a certificate of occupancy (temporary or permanent) permitting the use of the Leased Premises by the Company is available (the “Commencement Date”) and expires on the last day of the calendar month in which the day immediately preceding the seventh (7th) anniversary of the Commencement Date occurs, unless sooner terminated or extended in accordance with the terms and conditions of the Lease Agreement. If the Commencement Date does not occur on or before July 10, 2020, we may terminate the Lease Agreement by providing written notice to the Landlord on or before such date. Pursuant to the terms of the Lease Agreement, the Company has (i) the option to extend the term of the Lease Agreement for one additional five-year period and (ii) a one-time right of first offer to lease additional space on the 400 Level of C Building that may become available for occupancy from time to time during the term of the Lease Agreement. The base rent for any additional space leased from the Landlord will be the fair market rent.

The total cash obligation for the base rent over the seven (7) year term of the Lease Agreement is approximately $8,341,941.80 and the Company will start paying rent on the Commencement Date. In addition to the base rent, the Company is also responsible for its share of operating expenses and real estate taxes, in accordance with the terms of the Lease Agreement. The Company will provide a security deposit in the amount of $816,450.03 to the Landlord, which may be reduced by up to $272,150.01 over time in accordance with the terms of the Lease Agreement. The Landlord has agreed to pay up to $3,046,426.60 for the Improvements. To partially secure the Company’s obligations under the Lease Agreement, the Company established an irrevocable letter of credit in the amount of $816,450.03 for the benefit of the Landlord, which may be reduced to $544,300.02 over time in accordance with the terms of the Lease Agreement.

If the Company is considered in default under the terms of the Lease Agreement (a “Default”) and fails to cure such Default in the applicable time period prescribed under the Lease Agreement, the Landlord may terminate the Lease Agreement and the Company would be subject to certain penalties, obligations and payments including, but not limited to, the obligation to reimburse the Landlord for the costs incurred in connection with any such default, including the cost of reletting the Leased Premises; and the obligation to continue paying rent and all expenses and taxes payable under the Lease Agreement for the remainder of the term of the Lease Agreement, offset by the net proceeds of any rent actually received by the Landlord in connection with the reletting of the Leased Premises, or, in lieu of paying the remaining rent payments, and at the election of the Landlord, the payment of liquidated damages in a one-time lump sum payment to the Landlord in accordance with the terms of the Lease Agreement. In addition, the Landlord and/or the Company may terminate the Lease Agreement under certain circumstances, including the Landlord’s right to terminate the lease with respect to the applicable portion of the Leased Premises, if the Company seeks to directly or indirectly assign the lease, or sublet or license the Leased Premises, or take certain actions related thereto.

Circumstances which may be considered a Default under the Lease Agreement include, but are not limited to, the failure to timely pay any rent obligations, the failure to cure non-monetary performance obligations, the filing by the Company of a petition for liquidation or reorganization under bankruptcy law, failure to dissolve any levy or attachment on the Company’s personal property or if the Company’s leasehold estate is taken by process or operation of law.

If the Company holds over after the expiration or earlier termination of the Lease Agreement without a written agreement to do so, then for the first 30 days of such holdover, the Company shall pay to the Landlord monthly rent (i) calculated at a rate equal to the greater of (a) one and one-quarter times the market rent then being quoted by the Landlord for the Leased Premises or reasonably comparable space in the buildings located at 128 Spring Street, or (b) at a rate equal to one and a half times the base rent in effect under the Lease Agreement for the 12-month period immediately preceding such expiration or earlier termination of the Lease, plus (ii) all expenses and taxes payable under the Lease Agreement. If the Company holds over more than 30 days, then the Company shall pay to the Landlord monthly rent (i) calculated at a rate equal to two times the base rent in effect under the Lease Agreement for the 12-month period immediately preceding such expiration or earlier termination of the Lease Agreement, plus (ii) all expenses and taxes payable under the Lease Agreement. The Company shall indemnify the Landlord for any damages incurred by the Landlord as a result of the Company’s holdover.

The foregoing summary of the Lease Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such Lease Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated into this Item 1.01 by reference

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01.	Financial Statements and Exhibits

(d)    Exhibits

10.1    Lease Agreement, dated December  5, 2019, by and between 128 Spring Street Lexington, LLC and Curis, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Curis, Inc.

Date: December 6, 2019	By:	/s/ William E. Steinkrauss
William E. Steinkrauss Chief Financial Officer